Beckstead and Watts, LLP
Certified Public Accountants

2425 W. Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984 tel
702.362.0540 fax

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use of our report dated March 24, 2005 relating to the financial statements of Terax Energy, Inc. (formerly Royal Phoenix) for the years ended December 31, 2004 and 2003 and from October 17, 2000 (Date of Inception) to December 31, 2004 in the Registration Statement (File No. 333-132308) on Form SB-2/A of Terax Energy, Inc. (formerly Royal Phoenix).

Signed,

/s/ Beckstead and Watts, LLP

August 9, 2006